FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of October 30, 2015, is by and among CHUY’S HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of November 30, 2012 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby);

WHEREAS, the Credit Parties have requested that the Lenders make certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendment to “Applicable Margin”. The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by:

(i) deleting the pricing grid therein and replacing it with the following pricing grid:

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +
I	Less than or equal to 2.50	0.125%	1.50%	0.50%
II	Greater than 2.50 to 1.00, but less or equal to than 3.00 to 1.00	0.250%	1.75%	0.75%
III	Greater than 3.00 to 1.00	0.375%	2.00%	1.00%

and (ii) deleting clause (a) of the proviso in the first paragraph immediately following the pricing grid therein and replacing it with the following:

(a) the Applicable Margin shall be based on Pricing Level I until the first Calculation Date occurring after the First Amendment Effective Date and, thereafter the Applicable Margin shall be determined by reference to the Consolidated Total Lease Adjusted Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and

1.2    Amendment to “LIBOR”. The definition of “LIBOR” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

Notwithstanding anything to the contrary above, if LIBOR shall be less than zero, then LIBOR shall be deemed to be zero for the purposes of this Agreement.

1.3    Amendment to “Maturity Date”. The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means the earliest to occur of (a) October 30, 2020, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).
1.4    Amendment to “Obligations”. The last sentence of the definition of “Obligations” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The foregoing shall also include (a) all obligations under any Secured Hedge Agreement between any Credit Party and any Hedge Bank (other than any Excluded Swap Obligation) and (b) all obligations under any Secured Cash Management Agreement between any Credit Party and any Cash Management Bank.
1.5    Amendment to “Revolving Credit Commitments”. The last sentence of the definition of “Revolving Credit Commitments” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The aggregate Revolving Credit Commitment of all of the Lenders on the First Amendment Effective Date shall be $25,000,000.
1.6    Amendment to “Secured Obligations”. The definition of “Secured Obligations” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than any Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.
1.7    Amendment to “Threshold Amount”. The definition of “Threshold Amount” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Threshold Amount” means $3,000,000.
1.8    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “OFAC”, “Sanctioned Country” and “Sanctioned Person”.

1.9    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under Section 13.8). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“First Amendment Effective Date” means October 30, 2015.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Sanctions” has the meaning specified in Section 7.17(a).
“Specified Credit Party” means each Credit Party that is, at the time on which the relevant guarantee or grant of the relevant security interest under the Loan Documents by such Credit Party becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 13.8.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
1.10    Amendment to Section 5.11. Clause (f)(ii) of Section 5.11 of the Credit Agreement is hereby amended by deleting the reference to “W-8BEN” in each instance and replacing such reference with “W-8BEN or W-8BEN-E, as applicable,”.
1.11    Amendment to Section 7.1. The last sentence of Section 7.1 of the Credit Agreement is hereby amended by deleting the reference to “Closing Date” therein and replacing such reference with “First Amendment Effective Date”.
1.12    Amendment to Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by deleting each of the references to “Closing Date” therein and replacing such references with “First Amendment Effective Date”.
1.13    Amendment to Section 7.11. The first sentence of Section 7.11 of the Credit Agreement is hereby amended by deleting the reference to “Closing Date” therein and replacing such reference with “First Amendment Effective Date”.
1.14    Amendment to Section 7.17. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 7.17 Anti-Terrorism; Anti-Money Laundering.
(a)    None of the Credit Parties, any of their Subsidiaries or, to the knowledge of the Borrower, any of their officers, directors, agents or employees, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or residence in a country or territory that is, or whose government is, the subject of Sanctions.
(b)    Each of the Credit Parties and their Subsidiaries is in compliance, in all material respects, with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq. (the “FCPA”), and any foreign counterpart thereto. None of the Credit Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the FCPA.
1.15    Amendment to Section 9.1. Section 9.1 of the Credit Agreement is hereby by:
(i) deleting the reference to “$3,000,000” in clause (d) thereof and replacing such reference with “$4,500,000”;
(ii) deleting the reference to“$1,500,000” in clause (f) thereof and replacing such reference with “$2,250,000”; and
(iii) deleting the reference to“$2,000,000” in clause (l) thereof and replacing such reference with “$3,000,000”.
1.16    Amendment to Section 9.2. Section 9.2 of the Credit Agreement is hereby by deleting the reference to“$2,000,000” in clause (n) thereof and replacing such reference with “$3,000,000”.
1.17    Amendment to Section 9.3. Section 9.3 of the Credit Agreement is hereby by:
(i) deleting the reference to “$1,500,000” in clause (g) thereof and replacing such reference with “$2,250,000”;
(ii) deleting the reference to“$1,000,000” in clause (k) thereof and replacing such reference with “$1,500,000”; and
(iii) deleting the reference to“$5,000,000” in clause (o) thereof and replacing such reference with “$7,500,000”.
1.18    Amendment to Section 9.5. Section 9.5 of the Credit Agreement is hereby by deleting the reference to“$3,000,000” in clause (d) thereof and replacing such reference with “$4,500,000”.
1.19    Amendment to Section 9.6. Section 9.6 of the Credit Agreement is hereby amended by:
(i) amending and restating clause (d) in its entirety as follows:
(d)    the Borrower may declare and make Restricted Payments, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) immediately after giving effect to any such Restricted Payment on a Pro Forma Basis, the Consolidated Total Lease Adjusted Leverage Ratio does not exceed 3.50 to 1.00;
(ii) deleting the reference to“$1,000,000” in clause (e) thereof and replacing such reference with “$1,500,000”.
1.20    Amendment to Section 9.12(a). Section 9.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Consolidated Total Lease Adjusted Leverage Ratio. As of the last day of any fiscal quarter, permit the Consolidated Total Lease Adjusted Leverage Ratio to be greater than 3.75 to 1.00.
1.21    Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.14 at the end thereof:
Section 9.14 Anti-Terrorism; Anti-Corruption.
(a)    The Credit Parties will not, directly or indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available to any Subsidiary, joint venture partner or other individual or entity, (i) to fund any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions in violation of Sanctions, or (ii) in any other manner that would result in violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender or otherwise) of Sanctions.
(b)    The Credit Parties will not, directly or indirectly, use the proceeds of the Loans for any purpose in violation of FCPA or any other applicable anti-corruption law.
1.22    Amendment to Section 10.1. Clause (l) of Section 10.1 of the Credit Agreement is hereby amended by deleting the reference to “thirty (30)” therein and replacing such reference with “forty-five (45)”.
1.23    Amendment to Article XII. Article XII of the Credit Agreement is hereby amended by inserting the following new Section 12.22 at the end thereof:
Section 12.22 No Advisory or Fiduciary Responsibility.
(a)    In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its controlled Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent or the Lenders has assumed an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent and the Lenders have not provided provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.
(b)    Each Credit Party acknowledges and agrees that each Lender and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender or Affiliate thereof were not a Lender or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facility) and without any duty to account therefor to any other Lender, the Borrower or any Affiliate of the foregoing. Each Lender and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facility or otherwise without having to account for the same to any other Lender, the Borrower or any Affiliate of the foregoing.
1.24    Amendment to Article XIII. Article XIII of the Credit Agreement is hereby amended by inserting the following new Section 13.8 at the end thereof:
Section 13.8 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each Specified Credit Party to honor all of such Specified Credit Party’s obligations under this Guaranty and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section or otherwise under this Agreement voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all of the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full in cash and the Commitments terminated. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each Specified Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
1.25    Amendments to Schedules. Schedules 7.1 [Jurisdictions of Organization and Qualification], 7.2 [Subsidiaries and Capitalization] and 7.11 [Labor and Collective Bargaining Agreements] to the Credit Agreement are hereby amended in their entirety, to read in the form of such Schedules attached hereto as Exhibit A to this Agreement.
ARTICLE II
CONDITIONS

2.1    Closing Conditions. This Agreement shall be deemed effective as of the date set forth above (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance satisfactory to the Administrative Agent:

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Agreement duly executed by the Borrower, the other Credit Parties, the Administrative Agent and the Lenders.

(b)    Organization Documents. The Administrative Agent shall have received a certificate from a Responsible Officer of each Credit Party, in form and substance reasonably acceptable to the Administrative Agent, certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation (or certifying that no changes have been made to such articles or certificate of incorporation or formation since the Closing Date), (B) the bylaws or other governing document of such Credit Party as in effect on the First Amendment Effective Date (or certifying that no changes have been made to such bylaws or governing document since the Closing Date), (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement, and (D) a certificate as of a recent date of the good standing of such Credit Party under the laws of its jurisdiction of organization.

(c)    Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, to the effect that (A) all representations and warranties of the Credit Parties contained in Article VII of the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects as of the First Amendment Effective Date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects on and as of the First Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date); and (B) no Default or Event of Default exists and is continuing.

(d)    Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of the Borrower (in his or her capacity as such and not in his or her individual capacity), that immediately after giving effect to this Agreement, the Borrower is and, taken as a whole, the Credit Parties are Solvent.

(e)    Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, this Agreement and such other matters as the Administrative Agent shall reasonably request.

(f)    Fees and Out of Pocket Costs. The Administrative Agent shall have received the upfront fees for the account of the Lenders, as set forth in the Fee Letter dated as of September 24, 2015 between the Borrower and Wells Fargo Bank, National Association, and the Borrower shall have paid any and all reasonable, documented out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen PLLC as legal counsel to the Administrative Agent) and all other fees and amounts required to be paid to the Administrative Agent in connection with this Agreement to the extent invoiced prior to the date hereof.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Agreement. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    Each Credit Party and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement in accordance with its terms.

(b)    This Agreement has been duly executed and delivered by the duly authorized officers of each Credit Party that is a party hereto and constitutes the legal, valid and binding obligation of each Credit Party that is a party hereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c)    No consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person not obtained is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(d)    The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects on and as of the date hereof with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(e)    No event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)    The Obligations of the Credit Parties are not reduced or modified by this Agreement and are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement, as amended hereby, and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement, as amended hereby, and each other Loan Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Loan Documents.

3.4    Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

3.5    Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6    Counterparts; Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.7    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.8    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.9    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 12.5 and 12.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature pages to follow]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date first above written.

BORROWER:                    CHUY’S HOLDINGS, INC.,
a Delaware corporation

By:     /s/ Jon W. Howie
Name:     Jon W. Howie
Title: Chief Financial Officer

GUARANTORS:                CHUY’S OPCO, INC.,
a Delaware corporation

By:     /s/ Jon W. Howie
Name:     Jon W. Howie
Title: Chief Financial Officer

AGENTS AND LENDERS:            WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:     /s/ Darcy McLaren
Name:     Darcy McLaren
Title: Director

Exhibit A

See attached.
Schedule 7.1

Jurisdictions of Organization

Loan Party	Jurisdiction of Organization
Chuy’s Holdings, Inc.	Delaware
Chuy’s Opco, Inc.	Delaware

Schedule 7.2

Capitalization

Subsidiary	Shares Authorized	Ownership
Chuy’s Opco, Inc.	1,000 Shares of Common Stock authorized.	100 Shares of Common Stock (owned by Chuy’s Holdings, Inc.)

Schedule 7.11

Labor and Collective Bargaining Agreements

None.